NYSE:SRC Supplemental Financial & Operating Information THIRD QUARTER ENDED SEPTEMBER 30, 2015

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that invests in and manages a portfolio primarily of single-tenant, operationally essential real estate assets throughout the United States. Single-tenant, operationally essential real estate generally refers to free-standing, commercial real estate facilities where our tenants conduct business activities that are essential to the generation of their sales and profits. Our properties are frequently acquired through strategic sale-leaseback transactions and predominantly leased on a long- term, triple-net basis to high-quality tenants. Founded in 2003, we are an established net-lease REIT with a proven growth strategy and a seasoned management team focused on producing superior risk adjusted returns. As of September 30, 2015, our undepreciated gross real estate investment portfolio was approximately $8.3 billion, representing investments in 2,634 properties, including properties securing mortgage loans made by the Company. Our properties are leased to approximately 435 tenants who represent 27 diverse industries across 49 states. At September 30, 2015, Spirit’s leases had a weighted average remaining term of 10.8 years. In addition, approximately 45% of Spirit’s annual rental revenues were derived from master leases and approximately 89% of Spirit’s single tenant leases provided for periodic rent increases. 2 CORPORATE OVERVIEW Corporate Headquarters 16767 N. Perimeter Dr., Suite 210 Scottsdale, Arizona 85260 Phone: 480-368-3205 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations Mary Jensen Vice President (480) 315-6604 mjensen@spiritrealty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 13 Same Store Performance 16 Occupancy 17 Lease Structure and Expirations 18 Net Asset Value (NAV) Components 19 Analyst Coverage 20 Appendix: 21 Reporting Definitions and Explanations 22 Non-GAAP Reconciliations 26 Forward-Looking Statements and Risk Factors 27

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands, except per share amounts

Portfolio Data	
Total Real Estate Investments	$8.3 Billion
Properties:	
Owned Properties	2,489
Securing Mortgage Loans	145
Total	**2,634**
Tenants	435
Industries	27
States	49
Weighted Average Remaining Lease Term (Years)	10.8
Occupancy	98.5%

Capitalization	
Equity Market Capitalization	$4,034,497
Total Debt	$4,100,348
Total Market Capitalization	$8,134,845
Enterprise Value	$8,106,635

Financial Ratios	
Adjusted Debt / Enterprise Value	49.9%
Adjusted Debt / Annualized Adjusted EBITDA	6.8x
Fixed Charge Coverage Ratio	2.9x
Unencumbered Assets / Unsecured Debt	3.6x

	Top 10 Tenants (1)		Properties	Percent of Normalized Revenue
1	Specialty Retail Shops Holding Corp.	SHOPKO	153	9.9%
2	Walgreen Company	Walgreens	66	3.5%
3	84 Properties, LLC	84 LUMBER	108	2.9%
4	Haggen Operations Holdings, LLC	Haggen	20	2.4%
5	Cajun Global, LLC	Church's	199	2.2%
	Top 5 Total		**546**	**20.9%**
6	Alimentation Couche-Tard, Inc.	K	83	1.8%
7	Academy, LTD	Academy Sports & Outdoors	6	1.8%
8	CVS Caremark Corporation	CVS	37	1.5%
9	Carmike Cinemas, Inc.	Carmike Cinemas	13	1.4%
10	CarMax, Inc.	CarMax	8	1.3%
	Top 10 Total		**693**	**28.7%**
	Weighted Average Remaining Lease Term (Years)			**12.1**
	Weighted Average Unit Level Rent Coverage			**2.5x**
	Median Unit Level Rent Coverage			**2.4x**

Corporate Liquidity	
Cash and Cash Equivalents	$28,210
Availability Under Revolving Credit Facilities	547,009
Total	**$575,219**

Unencumbered Assets	Properties	Real Estate Investment
Retail	762	$2,753,086
Industrial	11	84,541
Office	26	133,286
Total	**799**	**$2,970,913**

(1)Tenant concentrations are measured by the legal entities ultimately responsible for obligations under lease agreements. Other tenants may operate the same or similar business concepts or brands set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands, except per share amounts 5 (Unaudited) THREE MONTHS ENDED SEPTEMBER 30, NINE MONTHS ENDED SEPTEMBER 30, 2015 2014 2015 2014 Revenues Rentals $159,183 $145,591 $473,308 $426,212 Interest Income on Loans Receivable 1,764 1,805 5,216 5,463 Earned Income From Direct Financing Leases 725 837 2,299 2,521 Tenant Reimbursement Income 3,780 3,308 11,903 9,548 Other Income and Interest from Real Estate Transactions 2,973 754 5,920 4,312 Total Revenues 168,425 152,295 498,646 448,056 Expenses General and Administrative 12,265 11,995 36,837 33,496 Finance Restructuring Costs — (11) — 13,022 Property Costs 6,496 5,357 20,317 17,215 Real Estate Acquisition Costs 576 865 2,122 2,372 Interest 54,673 53,535 168,754 163,926 Depreciation and Amortization 64,493 62,069 195,460 184,586 Impairments 20,832 12,727 56,222 42,061 Total Expenses 159,335 146,537 479,712 456,678 Income (Loss) From Continuing Operations Before Other Income (Expense) and Income Tax Expense 9,090 5,758 18,934 (8,622) Gain (Loss) on Debt Extinguishment 342 212 2,489 (64,496) Income (Loss) From Continuing Operations Before Income Tax Expense 9,432 5,970 21,423 (73,118) Income Tax Expense (184) (242) (707) (586) Income (Loss) From Continuing Operations 9,248 5,728 20,716 (73,704) Discontinued Operations (Loss) Income From Discontinued Operations (41) 288 90 3,621 Gain on Disposition of Assets — 403 590 488 (Loss) Income from Discontinued Operations (41) 691 680 4,109 Income (Loss) Before Gain on Disposition of Assets 9,207 6,419 21,396 (69,595) Gain on Disposition of Assets 7,960 1,251 81,986 1,683 Net Income (Loss) Attributable to Common Stockholders $17,167 $7,670 $103,382 ($67,912) Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2015	2014	2015	2014
Net Income (Loss) Attributable to Common Stockholders	$17,167	$7,670	$103,382	($67,912)
Portfolio Depreciation and Amortization - Continuing Operations	64,399	61,973	195,178	184,302
Portfolio Impairments - Continuing Operations	20,434	12,727	55,730	42,061
Portfolio Impairments - Discontinued Operations	—	—	34	—
Realized Gains on Sales of Real Estate [1]	(7,962)	(1,654)	(82,578)	(2,171)
Funds From Operations	**$94,038**	**$80,716**	**$271,746**	**$156,280**
(Gain) Loss on Debt Extinguishment	(342)	(212)	(2,489)	64,496
Master Trust Exchange Costs	—	(11)	—	13,022
Real Estate Acquisition Costs	576	865	2,122	2,372
Non-Cash Interest Expense	2,478	2,042	7,644	3,362
Accrued Interest on Defaulted Loans	1,960	1,217	5,412	1,217
Non-Cash Revenues	(5,396)	(4,533)	(15,947)	(12,877)
Non-Cash Compensation Expense	3,469	3,019	10,757	8,503
Adjusted Funds From Operations	**$96,783**	**$83,103**	**$279,245**	**$236,375**
Dividends Declared to Common Stockholders	$75,040	$66,262	$221,225	$194,199
Net Income (Loss) Per Share of Common Stock				
Basic [3]	$0.04	$0.02	$0.24	($0.18)
Diluted [2] [3]	$0.04	$0.02	$0.24	($0.18)
FFO Per Share of Common Stock - Diluted				
Diluted [2] [3]	$0.21	$0.20	$0.63	$0.41
AFFO Per Share of Common Stock - Diluted				
Diluted [2] [3]	$0.22	$0.21	$0.65	$0.61
Weighted Average Shares of Common Stock Outstanding:				
Basic	440,205,348	396,807,656	429,387,707	382,525,614
Diluted	440,353,965	397,613,583	429,738,776	383,266,751

(1) Realized Gains on Sales of Real Estate include amounts related to discontinued operations.

(2) Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.

(3) For the three months ended September 30, 2015 and 2014, dividends paid to unvested restricted shareholders of $0.1 million and $0.2 million, respectively, and for the nine months ended September 30, 2015 and 2014, dividends paid to unvested restricted shareholders of $0.6 million and $0.9 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 6

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 7 September 30, 2015 December 31, 2014 ASSETS (unaudited) Real Estate Investments: Land and Improvements $2,702,922 $2,614,630 Buildings and Improvements 4,779,228 4,579,166 Total Real Estate Investments 7,482,150 7,193,796 Less: Accumulated Depreciation (826,280) (752,210) 6,655,870 6,441,586 Loans Receivable, Net 106,944 109,425 Intangible Lease Assets, Net 543,620 590,073 Real Estate Assets Under Direct Financing Leases, Net 44,353 56,564 Real Estate Assets Held for Sale, Net 78,007 119,912 Net Investments 7,428,794 7,317,560 Cash and Cash Equivalents 28,210 176,181 Deferred Costs and Other Assets, Net 143,808 185,507 Goodwill 291,421 291,421 TOTAL ASSETS $7,892,233 $7,970,669 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: Revolving Credit Facilities $75,000 $15,114 Mortgages and Notes Payable, Net 3,242,922 3,629,998 Convertible Notes, Net 687,062 678,190 Total Debt, Net 4,004,984 4,323,302 Intangible Lease Liabilities, Net 200,601 205,968 Accounts Payable, Accrued Expenses and Other Liabilities 131,426 123,298 Total Liabilities 4,337,011 4,652,568 Commitments and Contingencies Stockholders' Equity: Common Stock, $0.01 Par Value; 442,054,205 Issued Shares and 441,411,091 Outstanding Shares at September 30, 2015 and 411,824,039 Issued Shares and 411,350,440 Outstanding Shares at December 31, 2014 4,421 4,118 Capital in Excess of Par Value 4,718,765 4,361,320 Accumulated Deficit (1,159,685) (1,041,392) Accumulated Other Comprehensive Loss (1,717) (1,083) Treasury Stock, At Cost (6,562) (4,862) Total Stockholders' Equity 3,555,222 3,318,101 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $7,892,233 $7,970,669 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 Enterprise Value $8,107 Million $9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 $-1,000 8 Equity Shares Outstanding 441,411,091 Share Price $9.14 Equity Market Capitalization $4,034,497 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Debt Type Secured Unsecured Debt Revolving Credit Facilities $75,000 Convertible Notes 747,500 Master Trust Notes 1,696,766 CMBS Notes 1,581,082 Total Debt $4,100,348 CAPITALIZATION $ in thousands, except per share data Total Market Capitalization $8,134,845 Less: Cash and Cash Equivalents ($28,210) Enterprise Value $8,106,635 ($ in millions) CMBS Notes $1,581 Master Trust Notes $1,697 Convertible Notes / Revolving Credit Facilities $823 Equity $4,034 Cash ($28) ($1,000)

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]				Secured Debt[1]				Total	
	2015 Credit Facility		Convertible Notes		Master Trust Notes		CMBS			
Year of Maturity	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount[2]	Weighted Avg Stated Int Rate[3]	Amount	Weighted Avg Stated Int Rate[3]
2015 Remainder	$—		$—		$—		$80,127	10.16%	$80,127	10.16%
2016	—		—		—		274,553	6.04%	274,553	6.04%
2017	—		—		—		780,730	5.83%	780,730	5.83%
2018	—		—		125,000	3.89%	120,270	4.72%	245,270	4.29%
2019	75,000	1.74%	402,500	2.88%	—		49,500	4.04%	527,000	2.82%
2020	—		—		471,001	4.73%	—		471,001	4.73%
2021	—		345,000	3.75%	230,490	5.76%	—		575,490	4.56%
2022	—		—		312,385	5.74%	42,400	4.67%	354,785	5.61%
2023	—		—		197,890	5.27%	225,484	5.47%	423,374	5.37%
2024	—		—		—		—		—	
Thereafter	—		—		360,000	4.63%	8,018	5.84%	368,018	4.66%
Total Debt	**$75,000**		**$747,500**		**$1,696,766**		**$1,581,082**		**$4,100,348**	
(Discounts) Premiums, Net	—		(44,978)		(23,919)		14,716		(54,181)	
Deferred Financing Costs, Net[4]	—		(15,460)		(20,080)		(5,643)		(41,183)	
Total Debt, Net	**$75,000**		**$687,062**		**$1,652,767**		**$1,590,155**		**$4,004,984**	
Weighted Avg Stated Int Rate		1.74%		3.28%		5.03%		5.86%		4.97%
Weighted Avg Maturity in Years	3.5		4.5		7.5		2.7		5.0	
Number of Owned and Financed Properties Securing Debt	—		—		1,271		564		1,835	

(1) Amounts aggregated by outstanding principal balance of debt by year of maturity. Most secured debt is partially amortizing and requires a balloon payment at maturity.

(2) 2015 includes $80.1 million (including $6.9 million of capitalized interest) for the acceleration of principal payable under four separate fixed rate CMBS loans that are in default due to the underperformance of the 10 properties that secure them.

(3) Interest rates reflect the current hedged fixed rate on the variable rate loans, and includes the default interest rates for the four separate fixed rate CMBS loans mentioned in footnote 2. If the default loans were excluded, the weighted average stated interest would be 5.63% for total CMBS maturities, and the total weighted average stated interest rate would be 4.87%.

(4) Excludes deferred financing costs incurred in connection with Revolving Credit Facilities, which are reported in Deferred Costs and Other Assets, net in the consolidated balance sheet.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 9

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 DEBT MATURITIES BY QUARTER $ in thousands Year of Maturity (1) First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Avg Stated Int Rate (3) 2015 Remainder (2) $— $— $— $80,127 $80,127 10.16% 2016 70,408 105,132 42,286 56,727 274,553 6.04% 2017 120,988 375,580 207,062 77,100 780,730 5.83% 2018 24,800 — 9,977 210,493 245,270 4.29% 2019 85,000 402,500 39,500 — 527,000 2.82% Thereafter 1,052,875 412,701 499,757 227,335 2,192,668 4.94% Total Debt $1,354,071 $1,295,913 $798,582 $651,782 $4,100,348 4.97% (1) Amounts aggregated by outstanding principal balance of debt by year of maturity. Most secured debt is partially amortizing and requires a balloon payment at maturity. (2) 2015 includes $80.1 million (including $6.9 million of capitalized interest) for the acceleration of principal payable under four separate fixed rate CMBS loans that are in default due to the underperformance of the 10 properties that secure them. (3) Interest rates reflect the current hedged fixed rate on the variable rate loans, and includes the default interest rates for the four separate fixed rate CMBS loans mentioned in footnote 2. If the default loans were excluded, the total weighted average stated interest rate would be 4.87%. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 11 Q3 2015 % of Gross Invest Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield (1) Economic Yield (1) Wtd. Avg. Lease Term (Years) New Tenants 83.0% 12 39 $132,566 $9,784 428,794 7.38% 8.29% 15.0 Existing Tenants 17.0% 5 11 27,195 2,008 146,764 7.38% 7.87% 14.1 Total/Weighted Average 100.0% 17 50 $159,761 $11,792 575,558 7.38% 8.21% 14.9 By Asset Type: Retail 98.1% 16 48 $156,761 $11,547 569,427 7.37% 8.21% 15.1 Office 1.9% 1 2 3,000 245 6,131 8.17% 8.65% 7.0 Total/Weighted Average 100.0% 17 50 $159,761 $11,792 575,558 7.38% 8.21% 14.9 Of Our Q3 2015 Gross Investment of $159.8 Million: 76.7% Sale-Leaseback Transactions 56.1% Master Leases YTD 2015 % of Gross Invest Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield (1) Economic Yield (1) Wtd. Avg. Lease Term (Years) New Tenants 67.7% 42 130 $483,323 $36,489 2,133,763 7.55% 8.60% 16.9 Existing Tenants 32.3% 35 68 230,540 17,820 1,341,733 7.73% 8.56% 15.4 Total/Weighted Average 100.0% 77 198 $713,863 $54,309 3,475,496 7.61% 8.58% 16.4 By Asset Type: Retail 95.0% 71 187 $678,407 $51,503 3,127,854 7.59% 8.57% 16.7 Industrial 2.3% 2 2 16,696 1,371 285,000 8.21% 8.72% 8.6 Office 2.7% 4 9 18,760 1,435 62,642 7.64% 9.10% 13.6 Total/Weighted Average 100.0% 77 198 $713,863 $54,309 3,475,496 7.61% 8.58% 16.4 (1) The computation of initial cash yield and economic yield exclude contingent rent. If contingent rents were included for certain transactions, the initial cash yield and economic yield for Q3 2015 and YTD 2015 would be 7.49% and 8.33% and 7.63% and 8.61%, respectively. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. ACQUISITION ACTIVITY $ in thousands Of Our YTD 2015 Gross Investment of $713.9 Million: 77.0% Sale-Leaseback Transactions 64.1% Master Leases

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 12 Q3 2015 % of R/EInvestment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate Wtd. Avg. Remaining Lease Term (Years) Occupied 92.3% 12 $77,415 $76,380 7.25% 9.0 Vacant 7.7% 3 6,430 5,570 — – Total/Weighted Average 100.0% 15 $83,845 $81,950 7.25% 9.0 By Asset Type: Retail 93.6% 13 $78,495 $77,010 7.25% 9.0 Industrial 6.4% 2 5,350 4,940 — — Total/Weighted Average 100.0% 15 $83,845 $81,950 7.25% 9.0 YTD 2015 % of R/EInvestment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate Wtd. Avg. Remaining Lease Term (Years) Occupied 86.7% 51 $373,206 $398,705 7.26% 12.9 Vacant 13.3% 21 57,243 45,216 — – Total/Weighted Average 100.0% 72 $430,449 $443,921 7.26% 12.9 By Asset Type: Retail 86.5% 59 $372,170 $391,794 7.27% 13.0 Industrial 13.5% 13 58,279 52,127 6.50% 6.4 Total/Weighted Average 100.0% 72 $430,449 $443,921 7.26% 12.9 DISPOSITION ACTIVITY $ in thousands Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

TENANT DIVERSIFICATION – TOP 20

NYSE:SRC

	Tenant [1]	Number of Properties	Total Square Feet (in thousands)	Percent of Normalized Revenue
1	Specialty Retail Shops Holding Corp. (Shopko)	153	10,039	9.9%
2	Walgreen Company	66	971	3.5%
3	84 Properties, LLC	108	4,097	2.9%
4	Haggen Operations Holdings, LLC	20	1,013	2.4%
5	Cajun Global, LLC (Church's Chicken)	199	254	2.2%
6	Alimentation Couche-Tard, Inc. (Circle K)	83	251	1.8%
7	Academy, LTD (Academy Sports + Outdoors)	6	1,798	1.8%
8	CVS Caremark Corporation	37	412	1.5%
9	Carmike Cinemas, Inc.	13	631	1.4%
10	CarMax, Inc.	8	405	1.3%
11	Ferguson Enterprises, Inc.	8	1,112	1.1%
12	The Home Depot, Inc.	4	471	1.1%
13	SB Gas and Wash Management, Inc.	34	88	1.0%
14	Dollar General Corporation	71	723	1.0%
15	Universal Pool Co., Inc.	14	543	1.0%
16	Red Lobster Hospitality, LLC	34	227	1.0%
17	Rite Aid Corp	25	271	1.0%
18	Tractor Supply Company	24	588	1.0%
19	PetSmart, Inc.	4	1,015	0.9%
20	FedEx Corporation	7	562	0.9%
Other		1,534	27,243	61.3%
Vacant		37	2,018	—
Total		**2,489**	**54,732**	**100.0%**

(1) Tenant concentrations are measured by the legal entities ultimately responsible for obligations under lease agreements. Other tenants may operate the same or similar business concepts or brands set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 13

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 INDUSTRY DIVERSIFICATION 14 Industry Number ofProperties Total Square Feet (in thousands) Percent of Normalized Rental Revenue General Merchandise 193 11,689 12.6% Restaurants - Casual Dining 399 2,489 10.3% Convenience Stores / Car Washes 272 998 7.4% Restaurants - Quick Service 543 1,429 7.2% Drug Stores / Pharmacies 129 1,663 6.4% Building Materials 169 6,261 5.7% Movie Theatres 48 2,389 5.1% Grocery 71 3,039 4.4% Medical / Other Office 111 1,098 4.2% Sporting Goods 26 2,947 3.9% Health and Fitness 33 1,294 3.3% Automotive Parts and Service 153 993 3.2% Education 50 1,133 2.7% Apparel 13 2,363 2.6% Home Furnishings 30 1,781 2.5% Automotive Dealers 22 680 2.3% Entertainment 16 874 2.3% Home Improvement 12 1,504 2.2% Distribution 13 1,082 1.6% Specialty Retail 22 675 1.6% Consumer Electronics 13 980 1.6% Manufacturing 23 3,664 1.4% Dollar Stores 83 857 1.3% Pet Supplies and Service 4 1,015 1.0% Wholesale Clubs 4 393 * Financial Services 5 390 * Office Supplies 20 464 * Miscellaneous 12 588 * Total 2,489 54,732 100.0% *Less than 1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Industry Concentration Percent of Normalized Rental Revenue General Merchandise 12.6% Restaurants - Casual Dining 10.3% Convenience Stores / Car Washes 7.4% Restaurants - Quick Service 7.2% Drug Stores / Pharmacies 6.4% Building Materials 5.7% Movie Theatres 5.1% Grocery 4.4% Medical / Other Office 4.2% Sporting Goods 3.9% Health and Fitness 3.3% Automotive Parts and Service 3.2% Other 26.3%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. Markets 15 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. State % of Normalized Rental Revenue Texas 11.7% Illinois 6.6% Georgia 5.9% California 5.0% Florida 4.9% Wisconsin 4.6% Ohio 4.3% Tennessee 3.2% Minnesota 2.9% North Carolina 2.8% Indiana 2.7% Missouri 2.7% South Carolina 2.6% Michigan 2.6% Alabama 2.5% Virginia 2.5% Pennsylvania 2.1% Arizona 2.0% Colorado 1.9% Kansas 1.8% New Mexico 1.7% Nevada 1.6% New York 1.5% Kentucky 1.4% Oregon 1.3% State % of Normalized Rental Revenue Washington 1.3% Massachusetts 1.2% Iowa 1.2% Nebraska 1.2% Oklahoma 1.1% Idaho 1.0% Mississippi 1.0% Utah 0.9% Arkansas 0.8% Louisiana 0.8% New Hampshire 0.8% Maryland 0.8% Montana 0.8% New Jersey 0.8% West Virginia 0.7% South Dakota 0.7% North Dakota 0.5% Connecticut 0.4% Maine 0.4% Wyoming 0.3% Rhode Island 0.2% Delaware 0.2% Vermont 0.1% Alaska -- Hawaii -- % of Normalized Rental Revenue 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5% Asset Diversification Retail 86% Industrial 8% Office 6%

SAME STORE PERFORMANCE

Same Store Results	
Number of Properties	2,043
Total Square Feet	42,706,553

Contractual Cash Rent *(excludes percentage rents)*	
Q3 2015	$121,840,845
Q3 2014	$120,949,882
Increase (in dollars)	$890,963
Increase (percent)	0.7%

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the measurement period in both the current and prior year, excluding multi-tenant properties and any properties that were vacant at any point during the year.


SLIM CHICKENS

Industry	Quarter Ended September 30, 2015	2014	Net Change	% Change by Industry Type	% of Total Industry Contribution
Restaurants - Casual Dining	$13,168,272	$12,989,262	$179,010	1.4%	20.1%
Restaurants - Quick Service	10,205,440	10,035,162	170,278	1.7%	19.1%
General Merchandise	18,213,268	18,089,074	124,194	0.7%	13.9%
Automotive Dealers	2,969,419	2,860,135	109,284	3.8%	12.3%
Home Improvement	2,294,135	2,192,391	101,744	4.6%	11.4%
Entertainment	2,544,558	2,455,831	88,727	3.6%	10.0%
Drug Stores / Pharmacies	9,059,056	8,980,008	79,048	0.9%	8.9%
Remaining Industries	63,386,697	63,348,019	38,678	0.1%	4.3%
Total	**$121,840,845**	**$120,949,882**	**$890,963**	**0.7%**	**100.0%**

Asset Type	Quarter Ended September 30, 2015	2014	Net Change	% Change by Asset Type	% of Total Asset Type Contribution
Retail	$104,343,158	$103,562,536	$780,622	0.8%	87.6%
Industrial	10,664,318	10,562,724	101,594	1.0%	11.4%
Office	6,833,369	6,824,622	8,747	0.1%	1.0%
Total	**$121,840,845**	**$120,949,882**	**$890,963**	**0.7%**	**100.0%**

Note: Same store performance represents the period-to-period change in contractual cash rent for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 16

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 OCCUPANCY 17 *Unit Level Rent Coverage is derived from the most recent data of tenants who provide unit level financial reporting representing approximately 56% of our rental revenues as of 9/30/15. Spirit does not independently verify financial information provided by its tenants. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. By Property Occupied 2,452 Vacant 37 Total Owned Properties 2,489 Occupancy Rate 98.5% Change in Vacant Properties Vacant Properties at 12/31/2014 37 Additions 21 Relets/Dispositions (21) Vacant Properties at 9/30/2015 37 Unit Level Coverage* 3.5x 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 2.6x 2.7x 2.7x 2.8x 2.9x 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 98.9% 98.4% 99.1% 99.0% 98.9% 98.7% 98.2% 98.4% 98.3% 98.7% 98.5%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 18 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.   Year Number of Properties Total Square Feet Normalized Annualized Rents 2015 Remainder 9 248 $3,098 2016 47 2,283 22,931 2017 63 2,036 19,361 2018 74 1,939 23,078 2019 109 1,960 22,393 2020 88 2,086 23,517 2021 172 4,560 39,060 2022 100 1,944 24,133 2023 93 3,358 34,988 2024 69 1,374 21,086 Thereafter 1,628 30,926 383,913 Vacant 37 2,018 — Totals 2,489 54,732 $617,558 Based on Normalized Rental Revenue, 89% of our leases provide for periodic escalations; and 45% of our leases are under Master Lease structures. LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Escalations as a Percent of Normalized Rental Revenue (Excludes Multi-Tenant Properties) Contractual Fixed Increases 51% Flat 11% CPI-Related 38% Lease Expirations as a Percent of Normalized Annualized Rents 2015 Remainder 2016 2017 2018 2019 2020 2021 2022 2023 2024 Thereafter 0.5% 3.7% 3.1% 3.7% 3.6% 3.8% 6.3% 3.9% 5.7% 3.4% 62.3%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 19 Owned Real Estate Portfolio Number ofProperties Real Estate Investment Net Book Value (1) Annualized Rents Wtd. Avg. Lease Term (Years) Retail 2,258 $6,628,161 $— $526,968 11.1 Office 115 398,037 — 35,640 10.3 Industrial 63 602,643 — 45,852 8.8 Real Estate Assets Held For Sale, Net (2) 30 — 78,007 5,376 N/M Vacant Properties 23 — 68,727 — N/A Total Owned Real Estate Portfolio 2,489 $7,628,841 $146,734 $613,836 10.8 Loans Receivable Number ofProperties Principal Balance Outstanding Wtd. Avg. Stated Int. Rate Wtd. Avg. Maturity (Years) Total Loans Receivable 145 $96,322 9.69% 5.5 NET ASSET VALUE (NAV) COMPONENTS $ in thousands Tangible Assets Net Book Value Cash and Cash Equivalents $28,210 Restricted Cash 40,673 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 26,499 Total Other Assets $95,382 Debt Principal Balance Outstanding Wtd. Avg. Stated Int. Rate Wtd. Avg. Maturity (Years) Revolving Credit Facilities $75,000 1.74% 3.5 Convertible Notes 747,500 3.28% 4.5 Master Trust Notes 1,696,766 5.03% 7.5 CMBS Notes 1,581,082 5.86% 2.7 Total Debt $4,100,348 4.97% 5.0 Other Liabilities Net Book Value Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $131,426 Total Other Liabilities $131,426 Shares Outstanding Common Stock 441,411,091 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) Represents the net book value of Real Estate Assets Held for Sale and vacant properties as of September 30, 2015. (2) Includes 14 vacant properties with a Held for Sale value of $19.4 million.

ANALYST COVERAGE

Bank of America Merrill Lynch	Juan Sanabria	juan.sanabria@baml.com	646.855.1589
Capital One	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
	Vineet Khanna	vineet.khanna@capitalone.com	571.835.7013
Cowen and Company	Michael Gorman	michael.gorman@cowen.com	646.562.1320
	James Sullivan	james.sullivan@cowen.com	646.562.1380
	Matthew Pollinger	matthew.pollinger@cowen.com	646.562.1381
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Greg Schweitzer	greg.schweitzer@bd.com	212.250.9194
Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	949.640.8780
	Tyler Grant	tgrant@greenstreetadvisors.com	949.640.8780
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@Ladenburg.com	212.409.2056
	John Massocca	jmassocca@Ladenburg.com	212.409.2543
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Landon Park	landon.park@morganstanley.com	212.761.6368
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Paul Puryear	paul.puryear@raymondjames.com	727.567.2253
	Daniel Mannix	daniel.mannix@raymondjames.com	727.567.2619
RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	440,715.2646
	Wes Gollady	wes.gollady@rbccm.com	440.715.2650
	James Bambrick	james.bambrick@rbccm.com	440.715.2654
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Ryan Peterson	rpeterson@sandleroneill.com	212.466.7927
UBS	Ross Nussbaum	ross.nussbaum@ubs.com	212.713.2484
	Frank Lee	frank-a.lee@ubs.com	212.352.5679
Wunderlich Securities, Inc.	Craig Kucera	ckucera@wunderlich.com	540.277.3366

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 20

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 Appendix 21

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 REPORTING DEFINITIONS AND EXPLANATIONS 22 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including merger and finance restructuring costs, default interest on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/ premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on- going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs, as further reduced by cash and cash equivalents as well as cash reserves on deposit with lenders as additional security. By excluding unamortized debt discount/premium and deferred financing costs, cash and cash equivalents, and cash reserves on deposit with lenders as additional security, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Annualized Rents represents the annualized monthly contractual cash rent of a lease at a specified period. Capitalization Rate represents the Annualized Rent on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non- reimbursable property costs are deducted from the Annualized Rent prior to computing the disposition Capitalization Rate. Convertible Notes are those $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect special purpose entity subsidiaries of the Company are the borrower. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. REPORTING DEFINITIONS AND EXPLANATIONS 23

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 REPORTING DEFINITIONS AND EXPLANATIONS 24 Economic Yield is calculated by dividing the average annual contractual cash rent over the initial lease term, including fixed rent escalations and assumes a prevailing 1.5% annual CPI increase (where cash increases may be determined by it) by the Gross Investment. Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized fixed charges is calculated by multiplying fixed charges for the quarter by four. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease) by the Gross Investment in the related properties. Initial cash yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust Notes are those net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 REPORTING DEFINITIONS AND EXPLANATIONS 25 Normalized Revenue, Normalized Rental Revenue, and Portfolio Composition Calculations represent Spirit's portfolio composition metrics, which are calculated based upon the assets held on the referenced date. Normalized Revenue percentages are calculated based on total revenue during the referenced quarterly period, adjusted to exclude revenues derived from properties sold during that period. Normalized Rental Revenue percentages are calculated based on total rental revenue during the referenced monthly period, adjusted to exclude rental revenues derived from properties sold during that period. We use these numbers to evaluate the diversity of our asset portfolio and to assist us in assessing and managing credit, asset type, industry and geographic risk. Occupancy is calculated by dividing the number of occupied, owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Owned Properties refers to properties owned in fee or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facilities include (a) the $600 million unsecured credit facility which matures on March 31, 2019 (“2015 Credit Facility”), and (b) a $40 million secured revolving line of credit which expires on March 31, 2016 (“Line of Credit”).  The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility.  The ability to borrow under these Revolving Credit Facilities is subject to the ongoing compliance with customary financial covenants. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA	Q1 2015	Q2 2015	Q3 2015
Revolving Credit Facilities, net	$185,022	$20,000	$75,000
Mortgage and notes payable, net	3,456,609	3,291,679	3,242,922
Convertible Notes, net	681,109	684,066	687,062
Total Debt, net	**4,322,740**	**3,995,745**	**4,004,984**
Add / (less):			
Preferred stock	—	—	—
Unamortized debt (premium) discount, net	54,574	54,247	54,181
Unamortized deferred financing costs	44,995	42,870	41,183
Cash and cash equivalents	(108,134)	(39,674)	(28,210)
Cash reserves on deposit with lenders classified as other assets	(45,010)	(23,716)	(24,578)
Total Adjustments	**(53,575)**	**33,727**	**42,576**
Adjusted Debt	**$4,269,165**	**$4,029,472**	**$4,047,560**
Net income attributable to common stockholders	**$25,324**	**$60,891**	**$17,167**
Add / (less):			
Interest	57,914	56,167	54,673
Depreciation and amortization	66,296	64,671	64,493
Income tax expense	362	161	184
Total Adjustments	124,572	120,999	119,350
EBITDA	**149,896**	**181,890**	**136,517**
Add / (less):			
Real estate acquisition costs	1,093	453	576
Impairments	1,555	33,775	20,434
Gains on sales of real estate assets	(11,338)	(63,278)	(7,962)
Losses (gains) on debt extinguishment	1,230	(3,377)	(342)
Total Adjustments	(7,460)	(32,427)	12,706
Adjusted EBITDA	**142,436**	**149,463**	**149,223**
Annualized Adjusted EBITDA	**$569,744**	**$597,852**	**$596,892**
Adjusted Debt / Annualized Adjusted EBITDA	**7.5x**	**6.7x**	**6.8x**
Enterprise Value	**$9,368,460**	**$8,322,618**	**$8,106,635**
Adjusted Debt / Enterprise Value	**45.6%**	**48.4%**	**49.9%**

Fixed Charge Coverage Ratio (FCCR)	Q1 2015	Q2 2015	Q3 2015
Annualized Adjusted EBITDA	$569,744	$597,852	$596,892
Interest Expense	57,914	56,167	54,673
Less: Non-cash interest	(2,576)	(2,590)	2,478
Fixed charges	$55,338	$53,577	$52,195
Annualized Fixed Charges	$221,352	$214,308	$208,780
Fixed Charge Coverage Ratio	**2.6x**	**2.8x**	**2.9x**

Unencumbered Assets to Unsecured Debt	Q1 2015	Q2 2015	Q3 2015
Unsecured Debt:			
Credit Facilities	$170,000	$20,000	$75,000
Convertible Notes	747,500	747,500	747,500
Other Unsecured Note	1,269	1,232	—
Total Unsecured Debt	**$918,769**	**$768,732**	**$822,500**
Unencumbered Assets	**$2,527,449**	**$2,838,515**	**$2,970,913**
Unencumbered Assets / Unsecured Debt	**2.8x**	**3.7x**	**3.6x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. **Reconciliations** to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Q3 2015 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015 26

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2015Q3 2015 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 27 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward‐ looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward‐looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real‐estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward‐looking statements, whether as a result of new information, future events or otherwise, except as required by law.